SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 23, 2002

CoorsTek, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27579 (Commission File Number)	84-0178380 (IRS Employer Identification No.)
16000 Table Mountain Parkway, Golden, Colorado 80403 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (303) 278-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

CoorsTek, Inc., a Delaware corporation, issued the following press release on December 23, 2002:

FOR IMMEDIATE RELEASE

CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403
 www.coorstek.com

Contact: Terry Terens (303) 271-7005

COORSTEK UPDATES FOURTH QUARTER 2002 GUIDANCE

        Golden, Colorado, December 23, 2002—CoorsTek, Inc. (Nasdaq: CRTK), a leading designer and manufacturer of critical components and integrated assemblies for the semiconductor capital equipment industry and other high technology applications, today updated its previously issued expectations for fourth quarter results. Specifically, the Company is now projecting revenue in the range of $79 million to $82 million, or approximately 18 percent to 21 percent below third quarter 2002 revenue, with a gross margin of approximately 12 to 13 percent. The decline in projected revenue is primarily attributable to greater than anticipated weakness in CoorsTek's semiconductor capital equipment component and assembly segments.

        As indicated in the company's prior guidance, R&D for the fourth quarter is expected to be approximately 3.0 percent of sales. CoorsTek now anticipates that SG&A as a percentage of sales will be in the range of 16 to 17 percent. Included in the SG&A figure is approximately $1.75 million that the Company expects to incur during the fourth quarter related to its recently executed merger agreement with Keystone Holdings. Also, depending on year-end pension plan asset values, CoorsTek may be required to record an additional minimum pension liability of $18 million to $22 million.

        CoorsTek designs and manufactures components, integrated assemblies and automated systems for the semiconductor capital equipment market and other high technology applications. Using technical ceramics, precision-machined metals, high performance plastics, and high purity fused quartz, the Company's engineered solutions enable its customers' products to overcome technological barriers and improve performance. For more information about CoorsTek, please visit the Company's website at www.coorstek.com

        Certain statements in this Press Release constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements involve known or unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of CoorsTek to be materially different from any future results, performance, or achievements expressed or implied by the forward looking statements. Specifically, CoorsTek's ability in the semiconductor components, semiconductor assembly and advanced materials segments to achieve revenue, margin, and expense targets may be affected by continued or increased weakness in semiconductor, telecommunications, and other markets CoorsTek serves, significant changes in orders for products that we assemble for our customers, as well as other operating factors such as costs of raw materials, labor, and power, costs associated with capital expenditures or acquisitions, changes in interest or currency exchange rates, environmental and other regulatory compliance expenses, other unforeseen expenses, competitive activity, customers' outsourcing needs and product orders, and general business and economic conditions. More detailed information regarding risks and uncertainties is available in CoorsTek's Registration Statement on Form S-1 (No. 333-38824), as amended, and CoorsTek's Annual Report on Form 10-K, both filed with the Securities and Exchange Commission, which are available free of charge at the Commission's website at www.sec.gov.

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Limitation of Incorporation by Reference

        In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COORSTEK, INC.
Date:	December 23, 2002	By:	/s/ JOSEPH G. WARREN, JR.
Name: Joseph G. Warren, Jr. Title: Chief Financial Officer